Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: +1-704-885-2461
E: IR@AltisourceAMC.com

Altisource Asset Management Corporation Reports First Quarter 2020 Results

CHRISTIANSTED, U.S. Virgin Islands, May 11, 2020 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) today announced financial and operating results for the first quarter of 2020.

First Quarter 2020 Highlights and Recent Developments

•	Increased Front Yard Residential Corporation's (“Front Yard”) rental revenues to $54.3 million for the first quarter of 2020, up 4.3% over the fourth quarter of 2019.

•	Managed continued improvement in Front Yard's operating metrics, yielding its best ever quarterly operational results.

•	Advised Front Yard in the sale of 82 non-core homes for a $1.5 million gain over carrying value.

•
Negotiated the settlement by Front Yard, at the direction of the Front Yard Board, to terminate the previously announced merger agreement with Amherst Residential, LLC (“Amherst”), providing Front Yard with up to $100 million of additional liquidity.

•	Further developed new business opportunities for AAMC, forming cash management and fund entities to explore market dislocation opportunities for AAMC’s stockholders.

“While we of course are extremely disappointed that the merger of Front Yard and Amherst was not consummated, we believe that the settlement puts Front Yard in a strong liquidity position that should help it deliver long-term value for its stockholders,” stated George Ellison, Co-Chief Executive Officer. “We are also very pleased about the substantially improved operational performance that we achieved for Front Yard in the first quarter of 2020, which has continued into April, proving that the business model of Front Yard works and can produce attractive results.”

“AAMC has the expertise and the capital to invest in real estate related assets and originators to collect asset management fees and, potentially, interest income to take advantage of the current market dislocation to drive value for our stockholders,” stated Indroneel Chatterjee, Co-Chief Executive Officer.

First Quarter 2020 Financial Results

AAMC’s net loss for the first quarter of 2020 was $3.8 million, or $2.35 per diluted common share, which included a $(0.6) million change in the fair value of its shares of Front Yard common stock, compared to a net loss of $0.8 million, or $0.56 per diluted common share, which included a $0.9 million change in the fair value of its shares of Front Yard common stock, for the first quarter of 2019.

About AAMC

AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles. Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: AAMC’s ability to implement its business plan; AAMC's ability to leverage strategic relationships on an efficient and cost-effective basis; AAMC's and Front Yard's ability to compete; Front Yard’s ability to implement its business plan; the likelihood of Front Yard terminating our asset management agreement with Front Yard; our ability to obtain and/or build additional asset management clients and revenue streams; the potential for the COVID-19 pandemic to adversely affect our business; AAMC's ability to generate adequate and timely sources of liquidity and financing for itself or Front Yard; Front Yard’s ability to sell non-core assets on favorable terms or at all; AAMC's ability to identify and acquire assets for Front Yard’s portfolio; Front Yard’s ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; AAMC’s ability to integrate newly acquired rental assets into Front Yard’s portfolio; the ability to effectively manage the performance of Front Yard’s internal property manager at the level and/or the cost that it anticipates; the failure of third party vendors to effectively perform their obligations under their respective agreements with AAMC or Front Yard; our failure to maintain Front Yard’s qualification as a REIT; developments in the litigations regarding our redemption obligations under the Certificate of Designations of our Series A Convertible Preferred Stock (the “Series A Shares”), including our ability to obtain declaratory relief confirming that we were not obligated to redeem any of the Series A Shares on the March 15, 2020 redemption date since we did not have funds legally available to redeem all, but not less than all, of the Series A Shares requested to be redeemed on that redemption date; general economic and market conditions; governmental regulations, taxes and policies and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Asset Management Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2020	2019
Revenues:
Management fees from Front Yard	$3,584	$3,546
Conversion fees from Front Yard	—	29
Expense reimbursements from Front Yard	368	328
Total revenues	3,952	3,903
Expenses:
Salaries and employee benefits	4,544	4,418
Legal and professional fees	1,534	342
General and administrative	1,095	1,039
Total expenses	7,173	5,799
Other income (loss):
Change in fair value of Front Yard common stock	(634)	877
Dividend income on Front Yard common stock	244	244
Other income	37	4
Total other (loss) income	(353)	1,125
Loss before income taxes	(3,574)	(771)
Income tax expense	183	69
Net loss	(3,757)	(840)
Amortization of preferred stock issuance costs	(42)	(51)
Net loss attributable to common stockholders	$(3,799)	$(891)

Loss per share of common stock – basic:
Loss per basic common share	$(2.35)	$(0.56)
Weighted average common stock outstanding – basic	1,615,710	1,582,016

Loss per share of common stock – diluted:
Loss per diluted common share	$(2.35)	$(0.56)
Weighted average common stock outstanding – diluted	1,615,710	1,582,016

Altisource Asset Management Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	March 31, 2020	December 31, 2019
	(unaudited)
Current assets:
Cash and cash equivalents	$16,731	$19,965
Short-term investments	—	517
Front Yard common stock, at fair value	19,412	20,046
Receivable from Front Yard	4,140	5,014
Prepaid expenses and other assets	2,588	1,609
Total current assets	42,871	47,151

Non-current assets:
Right-of-use lease assets	4,157	4,339
Other non-current assets	2,027	1,758
Total non-current assets	6,184	6,097
Total assets	$49,055	$53,248

Current liabilities:
Accrued salaries and employee benefits	$4,650	$5,407
Accounts payable and accrued liabilities	1,617	1,328
Short-term lease liabilities	270	265
Total current liabilities	6,537	7,000
Long-term lease liabilities	4,049	4,218
Total liabilities	10,586	11,218

Commitments and contingencies	—	—

Redeemable preferred stock:
Preferred stock, $0.01 par value, 250,000 shares issued and outstanding as of March 31, 2020 and December 31, 2019; redemption value $250,000	250,000	249,958

Stockholders' deficit:
Common stock, $0.01 par value, 5,000,000 authorized shares; 2,936,739 and 1,626,259 shares issued and outstanding, respectively, as of March 31, 2020 and 2,897,177 and 1,598,512 shares issued and outstanding, respectively, as of December 31, 2019	29	29
Additional paid-in capital	45,127	44,646
Retained earnings	19,863	23,662
Accumulated other comprehensive loss	(122)	(33)
Treasury stock, at cost, 1,310,480 shares as of March 31, 2020 and 1,298,665 shares as of December 31, 2019	(276,428)	(276,232)
Total stockholders' deficit	(211,531)	(207,928)
Total liabilities and equity	$49,055	$53,248